UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2013

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 24, 2013, SunPower held its annual meeting of stockholders. At the meeting, Bernard Clement, Denis Giorno, and Catherine Lesjak were nominated and re-elected as Class II directors and will serve until the annual meeting of stockholders in 2016 or until their duly qualified successors are elected. In addition, the stockholders approved the compensation of SunPower's named executive officers in a non-binding advisory vote, as well as the appointment of Ernst & Young LLP as SunPower's independent registered public accounting firm for fiscal year 2013. The results of stockholder voting are summarized below.

1. Proposal One - re-election of each of the nominated Class I directors:

Number of Votes

	For	Withheld	Broker Non-Votes
Bernard Clement	86,347,988	6,997,162	—
Denis Giorno	86,361,615	6,983,535	—
Catherine Lesjak	92,778,657	566,493	—

2. Proposal Two - the approval, on an advisory basis, of the compensation of SunPower's named executive officers:

Number of Votes

For	Against	Abstain	Broker Non-Votes
86,902,062	6,229,732	213,356	16,442,534

3. Proposal Three - the appointment of Ernst and Young LLP as the independent registered public accounting firm for fiscal 2013:

Number of Votes

For	Against	Abstain	Broker Non-Votes
109,205,235	328,156	254,293	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: July 24, 2013	By:	/S/ CHARLES D. BOYNTON
	Name:	Charles D. Boynton
	Title:	Executive Vice President and Chief Financial Officer